
   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 1995

                                                      REGISTRATION NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------
                        BALLY ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)

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
                     DELAWARE                                              36-2512405
             (State of Incorporation)                         (I.R.S. Employer Identification No.)

      8700 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS 60631, (312) 399-1300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 LEE S. HILLMAN

      8700 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS 60631, (312) 399-1300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

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
                 MARK D. GERSTEIN                                       PHYLLIS G. KORFF
                 LAWRENCE D. LEVIN                                       STACY J. KANTER
               KATTEN MUCHIN & ZAVIS                          SKADDEN, ARPS, SLATE, MEAGHER & FLOM
        525 West Monroe Street, Suite 1600                              919 Third Avenue
              Chicago, Illinois 60661                               New York, New York 10022
                  (312) 902-5200                                         (212) 735-3000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
                      ------------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /X/ 33-61571

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                        CALCULATION OF REGISTRATION FEE

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                                                                                        PROPOSED
  TITLE OF EACH CLASS OF                                                            MAXIMUM AGGREGATE            AMOUNT OF
  SECURITIES TO BE REGISTERED                                                       OFFERING PRICE(1)        REGISTRATION FEE
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8% PRIDES, Convertible Preferred Stock, par                                            $2,715,625                  $937
  value $1.00 per share........................................................
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Common Stock, par value $.66 2/3 per share, reserved                                       (2)                      (2)
  for issuance upon conversion or redemption of 8% PRIDES,
  Convertible Preferred Stock..................................................
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

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(2) An indeterminate number of and dollar amount of shares of Common Stock, issuable upon, or in connection with, the conversion or redemption of the 8% PRIDES, including shares of Common Stock issuable in respect of accrued and unpaid dividends and additional shares of Common Stock that may become issuable as a consequence of adjustments to the Common Equivalent Rate, the Optional Conversion Rate and the Minimum Redemption Rate (the respective rates at which a share of 8% PRIDES is mandatorily or voluntarily converted into or redeemed with shares of Common Stock).

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

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)"). Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 of Bally Entertainment Corporation effective September 27, 1995 (File No. 33-61571), including the exhibits thereto, are incorporated by reference into this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 28th day of September, 1995.

                                          BALLY ENTERTAINMENT CORPORATION

                                          By:       /s/ LEE S. HILLMAN

                                            ------------------------------------
                                               Lee S. Hillman, Executive Vice
                                                          President,
                                                Chief Financial Officer and
                                                          Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on September 28, 1995.

              SIGNATURE                                          TITLE
-------------------------------------     ---------------------------------------------------
       /s/ ARTHUR M. GOLDBERG             Chairman of the Board, President and Chief
-------------------------------------     Executive Officer (Principal Executive Officer)
           Arthur M. Goldberg
         /s/ LEE S. HILLMAN               Executive Vice President, Chief Financial Officer
-------------------------------------     and Treasurer (Principal Financial Officer)
             Lee S. Hillman
          /s/ JOHN W. DWYER               Vice President and Corporate Controller (Principal
-------------------------------------     Accounting Officer)
             John W. Dwyer
        /s/ GEORGE N. ARONOFF             Director
-------------------------------------
           George N. Aronoff
        /s/ BARRIE K. BRUNET              Director
-------------------------------------
            Barrie K. Brunet
        /s/ EDWIN M. HALKYARD             Director
-------------------------------------
           Edwin M. Halkyard
       /s/ J. KENNETH LOOLOIAN            Director
-------------------------------------
          J. Kenneth Looloian
         /s/ ROCCO J. MARANO              Director
-------------------------------------
            Rocco J. Marano
       /s/ PATRICK L. O'MALLEY            Director
-------------------------------------
          Patrick L. O'Malley
        /s/ JAMES M. ROCHFORD             Director
-------------------------------------
           James M. Rochford

                                  CERTIFICATE

     I, John W. Dwyer, Vice President of Bally Entertainment Corporation, a Delaware corporation (the "Company"), hereby certify on behalf of the Company as follows:

          (1) The Company or its agent has instructed the Company's bank or a wire transfer service to transmit to the Securities and Exchange Commission (the "Commission") the applicable filing fee by wire transfer of such amount from the Company's account or the Company's agent's account to the Commission's account at Mellon Bank as soon as practicable but no later than the close of business today;

          (2) Neither the Company nor its agent will revoke such instructions;
     and

          (3) The Company or its agent has sufficient funds in such account to cover the amount of such filing fee.

IN WITNESS WHEREOF, I have executed this certificate as of September 28, 1995.

                                          BALLY ENTERTAINMENT CORPORATION

                                          By          /s/ JOHN W. DWYER
                                            Name: John W. Dwyer
                                            Title: Vice President and Corporate
                                             Controller

                                 EXHIBIT INDEX

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
EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBITS
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
  23.1   Consent of Ernst & Young LLP.
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